                                                                    EXHIBIT 23.5


             CONSENT OF KPMG POLSKA Sp.Z 0.0 (@Entertainment, Inc.)


The Board of Directors
@Entertainment, Inc.:

     We hereby consent to the use of our report, dated March 29, 1999, on @Entertainment, Inc.'s consolidated financial statements as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this Registration Statement, and to the reference to our Firm under the heading "Experts" in the Registration Statement.


                                             /s/ KPMG


Warsaw, Poland
May 12, 2000